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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Input/Output, Inc.:

     We consent to incorporation by reference in the registration statements (No. 33-54394, No. 33-46386, No. 33-50620, No. 33-85304, No. 333-14231, No.
333-24125, No. 333-80297, No. 333-80299, No. 333-36264, and No. 333-49382) on
Form S-8 of Input/Output, Inc., of our report dated February 1, 2001 relating to the consolidated balance sheets of Input/Output, Inc. and subsidiaries as of December 31, 2000 and May 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the seven month period ended December 31, 2000 and for each of the years in the three-year period ended May 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K of Input/Output, Inc.

Houston, Texas
March 19, 2001